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Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and the use of our report dated February 25, 1998 (except for Note 5 as to which the date is May 21, 1998 and Note 14 as to which the date is August 31, 1998), in the Registration Statement and related Prospectus of Aviation Holdings Group, Inc. for the registration of 750,000 units each unit consisting of two shares of Common Stock.



                                                  ----------------------------
                                                  LJ SOLDINGER ASSOCIATES

Arlington Heights, Illinois
March 25, 1999